EXHIBIT 21


                                             State of Incorporation/Organization

Subsidiaries of Indiana Energy,
Inc., (Parent) -

   Indiana Gas Company, Inc.                                    Indiana
      Richmond Gas Corporation,
         d/b/a Indiana Gas Company, Inc.                        Indiana
      Terre Haute Gas Corporation,
         d/b/a Indiana Gas Company, Inc.                        Indiana
   IEI Services, LLC                                            Indiana
   IEI Capital Corp.                                            Indiana
   IEI Investments, Inc.                                        Indiana
      Energy Realty, Inc.                                       Indiana
      IGC Energy, Inc.                                          Indiana
         Indiana Energy Services, Inc.                          Indiana
         ProLiance Energy, LLC                                  Indiana
         CIGMA, LLC                                             Indiana
         Energy Systems Group, LLC                              Indiana
         Reliant Services, LLC                                  Indiana
      Energy Financial Group, Inc.                              Indiana
         IEI Financial Services, LLC                            Indiana
         IEI Synfuels, Inc.                                     Indiana
     Number-3CHK, Inc.                                            Ohio